KEYCORP REPORTS RECORD SECOND QUARTER 2021 NET INCOME OF $698 MILLION,
OR $.72 PER DILUTED COMMON SHARE
Record second quarter revenue, driven by an 8% year-over-year increase in noninterest income

Investment banking and debt placement fees up 39% from year-ago period

Strong consumer originations: over $4.0 billion in consumer mortgage and Laurel Road originations

Successful launch of Laurel Road for Doctors

Strong credit quality: nonperforming loans down from the prior quarter and year-ago period and net charge-offs to average loans of 9 basis points

Announced new common share repurchase authorization of up to $1.5 billion

    CLEVELAND, July 20, 2021 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $698 million, or $.72 per diluted common share for the second quarter of 2021. This compared to $591 million, or $.61 per diluted common share, for the first quarter of 2021 and $159 million, or $.16 per diluted common share, for the second quarter of 2020.

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Selected Financial Highlights

dollars in millions, except per share data				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Income (loss) from continuing operations attributable to Key common shareholders	$698	$591	$159	18.1%	339.0%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.72	.61	.16	18.0	350.0
Return on average tangible common equity from continuing operations (a)	22.34%	18.25%	4.96%	N/A	N/A
Return on average total assets from continuing operations	1.63	1.44	.45	N/A	N/A
Common Equity Tier 1 ratio (b)	9.9	9.9	9.1	N/A	N/A
Book value at period end	$16.75	$16.22	$16.07	3.3%	4.2%
Net interest margin (TE) from continuing operations	2.52%	2.61%	2.76%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)June 30, 2021 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Net interest income (TE)	$1,023	$1,012	$1,025	1.1%	(.2)%
Noninterest income	750	738	692	1.6	8.4
Total revenue	$1,773	$1,750	$1,717	1.3%	3.3%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.0 billion for the second quarter of 2021, a decrease of $2 million from the second quarter of 2020. The decrease in net interest income reflects a decrease in the net interest margin, largely offset by higher earning asset balances. The net interest margin was impacted by lower interest rates and a change in balance sheet mix, including elevated levels of liquidity.

Compared to the first quarter of 2021, taxable-equivalent net interest income increased by $11 million, and the net interest margin decreased by 9 basis points. Both net interest income and the net interest margin were impacted by higher earning asset balances, including elevated levels of liquidity, lower interest-bearing deposit costs, and higher loan fees from the Paycheck Protection Program ("PPP") forgiveness, partially offset by lower earning asset yields. Net interest income also benefited from one additional day in the second quarter of 2021.

Noninterest Income

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Trust and investment services income	$133	$133	$123	—%	8.1%
Investment banking and debt placement fees	217	162	156	34.0	39.1
Service charges on deposit accounts	83	73	68	13.7	22.1
Operating lease income and other leasing gains	36	38	60	(5.3)	(40.0)
Corporate services income	55	64	52	(14.1)	5.8
Cards and payments income	113	105	91	7.6	24.2
Corporate-owned life insurance income	30	31	35	(3.2)	(14.3)
Consumer mortgage income	26	47	62	(44.7)	(58.1)
Commercial mortgage servicing fees	44	34	12	29.4	266.7
Other income	13	51	33	(74.5)	(60.6)
Total noninterest income	$750	$738	$692	1.6%	8.4%

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

    Compared to the second quarter of 2020, noninterest income increased by $58 million, primarily driven by a $61 million increase in investment banking and debt placement fees. Commercial mortgage servicing fees increased $32 million. Additionally, cards and payments income increased $22 million, reflecting broad-based growth across credit, debit, and merchant product categories. Partially offsetting these increases were consumer mortgage income and other income, which decreased $36 million and $20 million, respectively.

Compared to the first quarter of 2021, noninterest income increased by $12 million. The largest driver of the quarter-over-quarter increase was a $55 million increase in investment banking and debt placement fees, reflecting broad-based growth in all areas. Commercial mortgage servicing fees and service charges on deposit accounts both increased $10 million. Partially offsetting these increases were a $38 million decrease in other income, reflecting market-related valuation adjustments, and a $21 million decrease in consumer mortgage income.

Noninterest Expense

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Personnel expense	$623	$624	$572	(.2)%	8.9%
Nonpersonnel expense	453	447	441	1.3	2.7
Total noninterest expense	$1,076	$1,071	$1,013	.5%	6.2%

    Key’s noninterest expense was $1.1 billion for the second quarter of 2021, an increase of $63 million from the year-ago period. The increase is primarily related to higher personnel costs of $51 million, reflecting higher incentive and stock-based compensation, attributed to an increase in revenue and stock performance and an increase in employee benefits. Additionally, other drivers for the year-over-year increase include higher computer processing expense and marketing expense.

    Compared to the first quarter of 2021, noninterest expense increased $5 million. Incentive and stock-based compensation increased $14 million, reflecting Key's strong investment banking performance, offset by a $15 million decrease in employee benefits.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Commercial and industrial (a)	$51,808	$52,581	$60,480	(1.5)%	(14.3)%
Other commercial loans	19,034	18,848	19,850	1.0	(4.1)
Total consumer loans	29,972	29,299	27,611	2.3	8.6
Total loans	$100,814	$100,728	$107,941	.1%	(6.6)%

(a)Commercial and industrial average loan balances include $132 million, $126 million, and $135 million of assets from commercial credit cards at June 30, 2021, March 31, 2021, and June 30, 2020, respectively.

Average loans were $100.8 billion for the second quarter of 2021, a decrease of $7.1 billion compared to the second quarter of 2020. Commercial loans decreased $9.5 billion, reflecting decreased utilization versus the year-ago period, partly offset by growth in PPP loans. Consumer loans increased $2.4 billion, reflecting strength from Laurel Road and Key's consumer mortgage business, partly offset by Key's exit from the indirect auto lending business.

Compared to the first quarter of 2021, average loans increased by $86 million. Commercial loans declined due to lower commercial utilization rates, partly offset by growth in PPP loans. Consumer loans continue to reflect strength from Key's consumer mortgage business, partly offset by Key's exit from the indirect auto lending business.

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Average Deposits

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Non-time deposits	$139,480	$132,267	$118,694	5.5%	17.5%
Certificates of deposit ($100,000 or more)	2,212	2,571	4,950	(14.0)	(55.3)
Other time deposits	2,630	2,902	4,333	(9.4)	(39.3)
Total deposits	$144,322	$137,740	$127,977	4.8%	12.8%

Cost of total deposits	.05%	.06%	.30%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $144.3 billion for the second quarter of 2021, an increase of $16.3 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships, partially offset by a decline in time deposits.

Compared to the first quarter of 2021, average deposits increased by $6.6 billion, primarily driven by broad-based commercial growth and higher consumer balances.

ASSET QUALITY

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Net loan charge-offs	$22	$114	$96	(80.7)%	(77.1)%
Net loan charge-offs to average total loans	.09%	.46%	.36%	N/A	N/A
Nonperforming loans at period end	$694	$728	$760	(4.7)	(8.7)
Nonperforming assets at period end	738	790	951	(6.6)	(22.4)
Allowance for loan and lease losses	1,220	1,438	1,708	(15.2)	(28.6)
Allowance for credit losses	1,372	1,616	1,906	(15.1)	(28.0)
Allowance for loan and lease losses to nonperforming loans	175.8%	197.5%	224.7%	N/A	N/A
Allowance for credit losses to nonperforming loans	197.7	222.0	250.8	N/A	N/A
Provision for credit losses	$(222)	$(93)	$482	138.7%	(146.1)%

N/A = Not Applicable

    Key's provision for credit losses was a net benefit of $222 million, including a $244 million reserve release for the second quarter of 2021, compared to an expense of $482 million in the second quarter of 2020 and a net benefit of $93 million in the first quarter of 2021. The reserve release was largely driven by a continued improvement in the economic outlook.

    Net loan charge-offs for the second quarter of 2021 totaled $22 million, or .09% of average total loans. These results compare to $96 million, or .36%, for the second quarter of 2020 and $114 million, or .46%, for the first quarter of 2021. Key’s allowance for credit losses was $1.4 billion, or 1.36% of total period-end loans at June 30, 2021, compared to 1.80% at June 30, 2020, and 1.60% at March 31, 2021.

    At June 30, 2021, Key’s nonperforming loans totaled $694 million, which represented .69% of period-end portfolio loans. These results compare to .72% at June 30, 2020, and .72% at March 31, 2021. Nonperforming assets at June 30, 2021, totaled $738 million, and represented .73% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .89% at June 30, 2020, and .78% at March 31, 2021.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2021.

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Capital Ratios

	6/30/2021	3/31/2021	6/30/2020
Common Equity Tier 1 (a)	9.9%	9.9%	9.1%
Tier 1 risk-based capital (a)	11.3	11.3	10.5
Total risk based capital (a)	13.2	13.4	12.8
Tangible common equity to tangible assets (b)	7.4	7.5	7.6
Leverage (a)	8.7	8.9	8.8

(a)June 30, 2021 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the second quarter of 2021. As shown in the preceding table, at June 30, 2021, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.9% and 11.3%, respectively. Key's tangible common equity ratio was 7.4% at June 30, 2021.

    Key has elected the CECL phase-in option provided by regulatory guidance which delays for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 20 basis points.

Summary of Changes in Common Shares Outstanding

in thousands				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Shares outstanding at beginning of period	972,587	975,773	975,319	(.3)%	(.3)%
Open market repurchases and return of shares under employee compensation plans	(13,304)	(9,277)	(19)	43.4	N/M
Shares issued under employee compensation plans (net of cancellations)	993	6,091	647	(83.7)	53.5
Shares outstanding at end of period	960,276	972,587	975,947	(1.3)%	(1.6)%

N/M = Not Meaningful

    During the second quarter of 2021, Key declared a dividend of $.185 per common share and completed $300 million of common share repurchases. Capital distributions for the quarter were consistent with the regulatory capital distribution guidelines. In July of 2021, Key's Board of Directors approved a new share repurchase authorization program of up to $1.5 billion, applicable for the third quarter of 2021 through the third quarter of 2022, that supersedes the remaining capacity under the previous authorization. Additionally, Key will evaluate an increase to the per share common dividend in the fourth quarter of 2021, subject to Board approval.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Major Business Segments

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Revenue from continuing operations (TE)
Consumer Bank	$854	$867	$835	(1.5)%	2.3%
Commercial Bank	874	859	879	1.7	(.6)
Other (a)	45	24	3	87.5	1,400.0
Total	$1,773	$1,750	$1,717	1.3%	3.3%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$259	$220	$98	17.7%	164.3%
Commercial Bank	434	384	106	13.0	309.4
Other (a)	31	14	(19)	121.4	N/M
Total	$724	$618	$185	17.2%	291.4%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Summary of operations
Net interest income (TE)	$600	$610	$589	(1.6)%	1.9%
Noninterest income	254	257	246	(1.2)	3.3
Total revenue (TE)	854	867	835	(1.5)	2.3
Provision for credit losses	(70)	(23)	155	(204.3)	(145.2)
Noninterest expense	584	601	552	(2.8)	5.8
Income (loss) before income taxes (TE)	340	289	128	17.6	165.6
Allocated income taxes (benefit) and TE adjustments	81	69	30	17.4	170.0
Net income (loss) attributable to Key	$259	$220	$98	17.7%	164.3%

Average balances
Loans and leases	$40,598	$39,249	$37,300	3.4%	8.8%
Total assets	43,991	42,476	42,194	3.6	4.3
Deposits	88,412	85,033	79,235	4.0	11.6

Assets under management at period end	$47,737	$45,218	$39,722	5.6%	20.2%

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Additional Consumer Bank Data

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Noninterest income
Trust and investment services income	$104	$101	$87	3.0%	19.5%
Service charges on deposit accounts	47	38	36	23.7	30.6
Cards and payments income	62	54	47	14.8	31.9
Consumer mortgage income	26	47	61	(44.7)	(57.4)
Other noninterest income	15	17	15	(11.8)	.0
Total noninterest income	$254	$257	$246	(1.2)%	3.3%

Average deposit balances
NOW and money market deposit accounts	$56,038	$54,685	$49,143	2.5%	14.0%
Savings deposits	6,523	5,878	4,816	11.0	35.4
Certificates of deposit ($100,000 or more)	2,083	2,424	4,520	(14.1)	(53.9)
Other time deposits	2,615	2,888	4,296	(9.5)	(39.1)
Noninterest-bearing deposits	21,153	19,159	16,460	10.4	28.5
Total deposits	$88,412	$85,033	$79,235	4.0	11.6%

Home equity loans
Average balance	$9,081	$9,234	$9,893
Combined weighted-average loan-to-value ratio (at date of origination)	68%	69%	70%
Percent first lien positions	70	68	63

Other data
Branches	1,014	1,068	1,077
Automated teller machines	1,329	1,368	1,394

Consumer Bank Summary of Operations (2Q21 vs. 2Q20)

•Net income attributable to Key of $259 million for the second quarter of 2021, compared to $98 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $11 million, or 1.9%, compared to the second quarter of 2020, driven by strong consumer mortgage balance sheet growth and fees related to PPP loans, partially offset by the lower interest rate environment
•Average loans and leases increased $3.3 billion, or 8.8%, driven by growth in consumer mortgage and benefit from the PPP
•Average deposits increased $9.2 billion, or 11.6%, from the second quarter of 2020, driven by retention of consumer stimulus payments and relationship growth
•Provision for credit losses decreased $225 million, compared to the second quarter of 2020. The provision for credit losses was a net benefit and was driven by expected improvements in economic conditions and continued strength in client credit quality
•Noninterest income increased $8 million, or 3.3%, from the year ago quarter, driven by higher trust and investment services income and client spend activity, partially offset by lower consumer mortgage income, due to lower gain on sale volume
•Noninterest expense increased $32 million, or 5.8%, from the year ago quarter, driven by higher variable compensation and support expenses related to higher loan volumes

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Commercial Bank

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Summary of operations
Net interest income (TE)	$419	$413	$458	1.5%	(8.5)%
Noninterest income	455	446	421	2.0	8.1
Total revenue (TE)	874	859	879	1.7	(.6)
Provision for credit losses	(131)	(67)	326	95.5	(140.2)
Noninterest expense	451	443	441	1.8	2.3
Income (loss) before income taxes (TE)	554	483	112	14.7	394.6
Allocated income taxes and TE adjustments	120	99	6	21.2	N/M
Net income (loss) attributable to Key	$434	$384	$106	13.0%	309.4%

Average balances
Loans and leases	$59,953	$61,221	$70,336	(2.1)%	(14.8)%
Loans held for sale	1,341	1,237	2,012	8.4	(33.3)
Total assets	69,101	70,448	79,267	(1.9)	(12.8)
Deposits	54,814	51,894	47,954	5.6%	14.3%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Noninterest income
Trust and investment services income	$27	$32	$37	(15.6)%	(27.0)
Investment banking and debt placement fees	215	162	156	32.7	37.8%
Operating lease income and other leasing gains	35	38	59	(7.9)	(40.7)

Corporate services income	47	56	45	(16.1)	4.4
Service charges on deposit accounts	34	33	30	3.0	13.3
Cards and payments income	49	52	45	(5.8)	8.9
Payments and services income	130	141	120	(7.8)	8.3

Commercial mortgage servicing fees	44	34	12	29.4	266.7
Other noninterest income	4	39	37	(89.7)	(89.2)
Total noninterest income	$455	$446	$421	2.0%	8.1%

N/M = Not Meaningful

Commercial Bank Summary of Operations (2Q21 vs. 2Q20)

•Net income attributable to Key of $434 million for the second quarter of 2021, compared to $106 million for the year-ago quarter
•Taxable-equivalent net interest income decreased by $39 million, compared to the second quarter of 2020, as lower average loan balances offset fees related to PPP loans
•Average loan and lease balances decreased $10.4 billion, compared to the second quarter of 2020, driven by lower commercial and industrial line draws
•Average deposit balances increased $6.9 billion, or 14.3%, compared to the second quarter of 2020, driven by growth in targeted relationships and the impact of government programs
•Provision for credit losses decreased $457 million, compared to the second quarter of 2020. The provision for credit losses was a net benefit and was driven by expected improvements in economic conditions
•Noninterest income increased $34 million, from the year-ago quarter, driven by elevated investment banking client activity and commercial mortgage servicing fees, partially offset by favorable market-related adjustments to customer derivatives in the year-ago period
•Noninterest expense increased by $10 million, or 2.3%, from the second quarter of 2020, driven by higher personnel-related costs

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $181.1 billion at June 30, 2021.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Melanie S. Kaiser	Tracy Pesho
216.689.4545	216.471.2825
Melanie_S_Kaiser@KeyBank.com	Tracy_Pesho@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2020, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, and the impact of the COVID-19 global pandemic on us, our clients, our third-party service providers, and the markets. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on July 20, 2021. A replay of the call will be available through July 29, 2021.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

KeyCorp
Second Quarter 2021
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	6/30/2021	3/31/2021	6/30/2020
Summary of operations
Net interest income (TE)	$1,023	$1,012	$1,025
Noninterest income	750	738	692
Total revenue (TE)	1,773	1,750	1,717
Provision for credit losses	(222)	(93)	482
Noninterest expense	1,076	1,071	1,013
Income (loss) from continuing operations attributable to Key	724	618	185
Income (loss) from discontinued operations, net of taxes	5	4	2
Net income (loss) attributable to Key	729	622	187

Income (loss) from continuing operations attributable to Key common shareholders	698	591	159
Income (loss) from discontinued operations, net of taxes	5	4	2
Net income (loss) attributable to Key common shareholders	703	595	161

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.73	$.61	$.16
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.73	.62	.17

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.72	.61	.16
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.73	.61	.17

Cash dividends declared	.185	.185	.185
Book value at period end	16.75	16.22	16.07
Tangible book value at period end	13.81	13.30	13.12
Market price at period end	20.65	19.98	12.18

Performance ratios
From continuing operations:
Return on average total assets	1.63%	1.44%	.45%
Return on average common equity	18.21	14.98	4.05
Return on average tangible common equity (b)	22.34	18.25	4.96
Net interest margin (TE)	2.52	2.61	2.76
Cash efficiency ratio (b)	59.9	60.3	57.9

From consolidated operations:
Return on average total assets	1.64%	1.45%	.46%
Return on average common equity	18.34	15.08	4.10
Return on average tangible common equity (b)	22.50	18.37	5.02
Net interest margin (TE)	2.55	2.60	2.76
Loan to deposit (c)	70.4	73.1	80.4

Capital ratios at period end
Key shareholders’ equity to assets	9.9%	10.0%	10.2%
Key common shareholders’ equity to assets	8.9	9.0	9.2
Tangible common equity to tangible assets (b)	7.4	7.5	7.6
Common Equity Tier 1 (d)	9.9	9.9	9.1
Tier 1 risk-based capital (d)	11.3	11.3	10.5
Total risk-based capital (d)	13.2	13.4	12.8
Leverage (d)	8.7	8.9	8.8

Asset quality — from continuing operations
Net loan charge-offs	$22	$114	$96
Net loan charge-offs to average loans	.09%	.46%	.36%
Allowance for loan and lease losses	$1,220	$1,438	$1,708
Allowance for credit losses	1,372	1,616	1,906
Allowance for loan and lease losses to period-end loans	1.21%	1.42%	1.61%
Allowance for credit losses to period-end loans	1.36	1.60	1.80
Allowance for loan and lease losses to nonperforming loans	175.8	197.5	224.7
Allowance for credit losses to nonperforming loans	197.7	222.0	250.8
Nonperforming loans at period-end	$694	$728	$760
Nonperforming assets at period-end	738	790	951
Nonperforming loans to period-end portfolio loans	.69%	.72%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.73	.78	.89

Trust assets
Assets under management	$47,737	$45,218	$39,722

Other data
Average full-time equivalent employees	17,157	17,086	16,646
Branches	1,014	1,068	1,077
Taxable-equivalent adjustment	$6	$7	$7

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Six months ended
	6/30/2021	6/30/2020
Summary of operations
Net interest income (TE)	$2,035	$2,014
Noninterest income	1,488	1,169
Total revenue (TE)	3,523	3,183
Provision for credit losses	(315)	841
Noninterest expense	2,147	1,944
Income (loss) from continuing operations attributable to Key	1,342	330
Income (loss) from discontinued operations, net of taxes	9	3
Net income (loss) attributable to Key	1,351	333

Income (loss) from continuing operations attributable to Key common shareholders	1,289	277
Income (loss) from discontinued operations, net of taxes	9	3
Net income (loss) attributable to Key common shareholders	1,298	280

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.34	$.29
Income (loss) from discontinued operations, net of taxes	.01	—
Net income (loss) attributable to Key common shareholders (a)	1.35	.29

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.33	.28
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.34	.29

Cash dividends paid	.37	.37

Performance ratios
From continuing operations:
Return on average total assets	1.55%	.43%
Return on average common equity	16.64	3.58
Return on average tangible common equity (b)	20.34	4.40
Net interest margin (TE)	2.56	2.88
Cash efficiency ratio (b)	60.1	60.0

From consolidated operations:
Return on average total assets	1.55%	.43%
Return on average common equity	16.76	3.62
Return on average tangible common equity (b)	20.48	4.45
Net interest margin (TE)	2.57	2.87

Asset quality — from continuing operations
Net loan charge-offs	$136	$180
Net loan charge-offs to average total loans	.27%	.35%

Other data
Average full-time equivalent employees	17,122	16,587

Taxable-equivalent adjustment	13	15
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)June 30, 2021, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Six months ended
	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,941	$17,634	$17,542
Less: Intangible assets (a)	2,828	2,842	2,877
Preferred Stock (b)	1,856	1,856	1,856
Tangible common equity (non-GAAP)	$13,257	$12,936	$12,809
Total assets (GAAP)	$181,115	$176,203	$171,192
Less: Intangible assets (a)	2,828	2,842	2,877
Tangible assets (non-GAAP)	$178,287	$173,361	$168,315
Tangible common equity to tangible assets ratio (non-GAAP)	7.44%	7.46%	7.61%
Pre-provision net revenue
Net interest income (GAAP)	$1,017	$1,005	$1,018	$2,022	$1,999
Plus: Taxable-equivalent adjustment	6	7	7	13	15
Noninterest income	750	738	692	1,488	1,169
Less: Noninterest expense	1,076	1,071	1,013	2,147	1,944
Pre-provision net revenue from continuing operations (non-GAAP)	$697	$679	$704	$1,376	$1,239
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,271	$17,769	$17,688	$17,519	$17,452
Less: Intangible assets (average) (c)	2,840	2,844	2,886	2,840	2,894
Preferred stock (average)	1,900	1,900	1,900	1,900	1,900
Average tangible common equity (non-GAAP)	$12,531	$13,025	$12,902	$12,779	$12,658
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$698	$591	$159	$1,289	$277
Average tangible common equity (non-GAAP)	12,531	13,025	12,902	12,779	12,658

Return on average tangible common equity from continuing operations (non-GAAP)	22.34%	18.25%	4.96%	20.34%	4.40%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$703	$595	$161	$1,298	$280
Average tangible common equity (non-GAAP)	12,531	13,025	12,902	12,779	12,658

Return on average tangible common equity consolidated (non-GAAP)	22.50%	18.37%	5.02%	20.48%	4.45%

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
	Three months ended			Six months ended
	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
Cash efficiency ratio
Noninterest expense (GAAP)	$1,076	$1,071	$1,013	$2,147	$1,944
Less: Intangible asset amortization	14	15	18	29	35
Adjusted noninterest expense (non-GAAP)	$1,062	$1,056	$995	$2,118	$1,909

Net interest income (GAAP)	$1,017	$1,005	$1,018	$2,022	$1,999
Plus: Taxable-equivalent adjustment	6	7	7	13	15
Noninterest income	750	738	692	1,488	1,169
Total taxable-equivalent revenue (non-GAAP)	$1,773	$1,750	$1,717	$3,523	$3,183

Cash efficiency ratio (non-GAAP)	59.9%	60.3%	57.9%	60.1%	60.0%

(a)For the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, intangible assets exclude $4 million, $4 million, and $5 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, average intangible assets exclude $4 million, $4 million, and $6 million, respectively, of average purchased credit card receivables. For the six months ended June 30, 2021, and June 30, 2020, average intangible assets exclude $4 million and $6 million, respectively, of average purchased credit card receivables
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Consolidated Balance Sheets
(dollars in millions)

	6/30/2021	3/31/2021	6/30/2020
Assets
Loans	$100,730	$100,926	$106,159
Loans held for sale	1,537	2,296	2,007
Securities available for sale	34,638	33,923	23,600
Held-to-maturity securities	6,175	6,857	9,075
Trading account assets	851	811	645
Short-term investments	20,460	15,376	14,036
Other investments	635	621	655
Total earning assets	165,026	160,810	156,177
Allowance for loan and lease losses	(1,220)	(1,438)	(1,708)
Cash and due from banks	792	938	1,059
Premises and equipment	785	737	776
Goodwill	2,673	2,673	2,664
Other intangible assets	159	173	218
Corporate-owned life insurance	4,304	4,296	4,251
Accrued income and other assets	7,966	7,347	6,976
Discontinued assets	630	667	779
Total assets	$181,115	176,203	171,192

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$85,242	$82,777	$78,853
Savings deposits	6,993	6,655	5,371
Certificates of deposit ($100,000 or more)	2,064	2,437	4,476
Other time deposits	2,493	2,782	4,011
Total interest-bearing deposits	96,792	94,651	92,711
Noninterest-bearing deposits	49,280	47,532	42,802
Total deposits	146,072	142,183	135,513
Federal funds purchased and securities sold under repurchase agreements	211	281	267
Bank notes and other short-term borrowings	723	744	1,716
Accrued expense and other liabilities	2,957	2,862	2,420
Long-term debt	13,211	12,499	13,734
Total liabilities	163,174	158,569	153,650

Equity
Preferred stock	1,900	1,900	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,232	6,213	6,240
Retained earnings	13,689	13,166	12,154
Treasury stock, at cost	(5,287)	(5,005)	(4,945)
Accumulated other comprehensive income (loss)	150	103	936
Key shareholders’ equity	17,941	17,634	17,542
Noncontrolling interests	—	—	—
Total equity	17,941	17,634	17,542
Total liabilities and equity	$181,115	$176,203	$171,192

Common shares outstanding (000)	960,276	972,587	975,947

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Six months ended
	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
Interest income
Loans	$888	$889	$980	$1,777	$2,006
Loans held for sale	11	11	21	22	40
Securities available for sale	133	130	121	263	250
Held-to-maturity securities	45	45	56	90	118
Trading account assets	5	5	5	10	13
Short-term investments	6	5	7	11	13
Other investments	2	2	—	4	1
Total interest income	1,090	1,087	1,190	2,177	2,441
Interest expense
Deposits	16	21	96	37	265
Federal funds purchased and securities sold under repurchase agreements	—	—	—	—	6
Bank notes and other short-term borrowings	3	1	5	4	10
Long-term debt	54	60	71	114	161
Total interest expense	73	82	172	155	442
Net interest income	1,017	1,005	1,018	2,022	1,999
Provision for credit losses	(222)	(93)	482	(315)	841
Net interest income after provision for credit losses	1,239	1,098	536	2,337	1,158
Noninterest income
Trust and investment services income	133	133	123	266	256
Investment banking and debt placement fees	217	162	156	379	272
Service charges on deposit accounts	83	73	68	156	152
Operating lease income and other leasing gains	36	38	60	74	90
Corporate services income	55	64	52	119	114
Cards and payments income	113	105	91	218	157
Corporate-owned life insurance income	30	31	35	61	71
Consumer mortgage income	26	47	62	73	82
Commercial mortgage servicing fees	44	34	12	78	30
Other income	13	51	33	64	(55)
Total noninterest income	750	738	692	1,488	1,169
Noninterest expense
Personnel	623	624	572	1,247	1,087
Net occupancy	75	76	71	151	147
Computer processing	71	73	56	144	111
Business services and professional fees	51	50	49	101	93
Equipment	25	25	25	50	49
Operating lease expense	31	34	34	65	70
Marketing	31	26	24	57	45
Intangible asset amortization	14	15	18	29	35
Other expense	155	148	164	303	307
Total noninterest expense	1,076	1,071	1,013	2,147	1,944
Income (loss) from continuing operations before income taxes	913	765	215	1,678	383
Income taxes	189	147	30	336	53
Income (loss) from continuing operations	724	618	185	1,342	330
Income (loss) from discontinued operations, net of taxes	5	4	2	9	3
Net income (loss)	729	622	187	1,351	333
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	—
Net income (loss) attributable to Key	$729	$622	$187	$1,351	$333

Income (loss) from continuing operations attributable to Key common shareholders	$698	$591	$159	$1,289	$277
Net income (loss) attributable to Key common shareholders	703	595	161	1,298	280
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.73	$.61	$.16	$1.34	$.29
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	—
Net income (loss) attributable to Key common shareholders (a)	.73	.62	.17	1.35	.29
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.72	$.61	$.16	$1.33	$.28
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	—
Net income (loss) attributable to Key common shareholders (a)	.73	.61	.17	1.34	.29

Cash dividends declared per common share	$.185	$.185	$.185	$.370	$.370

Weighted-average common shares outstanding (000)	961,292	964,878	967,147	957,423	967,380
Effect of common share options and other stock awards	9,514	9,419	4,994	9,740	6,892
Weighted-average common shares and potential common shares outstanding (000) (b)	970,806	974,297	972,141	967,163	974,272
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Second Quarter 2021			First Quarter 2021			Second Quarter 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$51,808	$450	3.52	$52,581	$453	3.48	$60,480	$518	3.44
Real estate — commercial mortgage	12,825	117	3.67	12,658	114	3.67	13,510	128	3.80
Real estate — construction	$2,149	$20	3.68	$2,048	$19	3.75	$1,756	$17	3.97
Commercial lease financing	4,060	30	2.98	4,142	31	2.99	4,584	33	2.96
Total commercial loans	$70,842	$617	3.53	$71,429	$617	3.50	$80,330	$696	3.49
Real estate — residential mortgage	11,055	81	2.92	9,699	76	3.12	7,783	69	3.57
Home equity loans	$9,089	$85	3.76	$9,282	$85	3.73	$9,949	$97	3.89
Consumer direct loans	4,910	57	4.69	4,817	56	4.72	4,152	55	5.24
Credit cards	$908	$22	9.79	$933	$24	10.45	$983	$25	10.22
Consumer indirect loans	4,010	32	3.23	4,568	37	3.30	4,744	45	3.82
Total consumer loans	$29,972	$277	3.74	$29,299	$278	3.84	$27,611	$291	4.22
Total loans	100,814	894	3.59	100,728	895	3.60	107,941	987	3.67
Loans held for sale	$1,616	$11	2.60	$1,531	$11	2.89	$2,463	$21	3.50
Securities available for sale (b), (e)	33,623	133	3.13	30,039	130	1.76	20,749	121	2.43
Held-to-maturity securities (b)	$6,452	$45	2.75	$7,188	$46	2.53	$9,331	$56	2.43
Trading account assets	837	5	2.56	848	5	2.15	760	5	2.43
Short-term investments	$18,817	$6	0.13	$16,510	$5	0.13	$7,892	$7	0.31
Other investments (e)	622	2	1.02	614	2	1.40	672	—	0.29
Total earning assets	$162,781	$1,096	2.72	$157,458	$1,094	2.81	$149,808	$1,197	3.22
Allowance for loan and lease losses	(1,442)			(1,623)			(1,413)
Accrued income and other assets	$16,531			$16,398			$15,704
Discontinued assets	650			686			793
Total assets	$178,520			$172,919			$164,892
Liabilities
NOW and money market deposit accounts	$83,981	$9.05		$81,439	$10.05		$75,297	$56.30
Savings deposits	6,859	1.03		6,203	1.03		5,130	—	.04
Certificates of deposit ($100,000 or more)	$2,212	$4.72		$2,571	$6.96		$4,950	$24	1.93
Other time deposits	2,630	2.38		2,902	4.57		4,333	16	1.52
Total interest-bearing deposits	$95,682	$16.07		$93,115	$21.09		$89,710	$96.43
Federal funds purchased and securities sold under repurchase agreements	251	—	.02	243	—	.04	242	—	.03
Bank notes and other short-term borrowings	$744	$3	1.19	$878	$1.64		$2,869	$5.57
Long-term debt (f), (g)	11,978	54	1.83	12,831	60	1.93	12,954	71	2.30
Total interest-bearing liabilities	$108,655	$73.27		$107,067	$82.31		$105,775	$172.66
Noninterest-bearing deposits	48,640			44,625			38,267
Accrued expense and other liabilities	$3,304			$2,772			$2,369
Discontinued liabilities (g)	650			686			793
Total liabilities	$161,249			$155,150			$147,204
Equity
Key shareholders’ equity	$17,271			$17,769			$17,688
Noncontrolling interests	—			—			—
Total equity	$17,271			$17,769			$17,688
Total liabilities and equity	$178,520			$172,919			$164,892
Interest rate spread (TE)			2.45%			2.50%			2.56%
Net interest income (TE) and net interest margin (TE)		1,023	2.52%		1,012	2.61%		1,025	2.76%
TE adjustment (b)		6			7			7
Net interest income, GAAP basis		$1,017			$1,005			$1,018
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $132 million, $126 million, and $135 million of assets from commercial credit cards for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	Six months ended June 30, 2021			Six months ended June 30, 2020
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$52,194	$902	3.48%	$54,973	$1,026	3.75%
Real estate — commercial mortgage	12,742	232	3.67	13,529	283	4.20
Real estate — construction	2,099	39	3.71	1,711	37	4.35
Commercial lease financing	4,101	61	2.99	4,575	72	3.17
Total commercial loans	71,136	1,234	3.49	74,788	1,418	3.81
Real estate — residential mortgage	10,380	154	2.97	7,500	137	3.66
Home equity loans	9,189	173	3.79	10,052	210	4.19
Consumer direct loans	4,864	113	4.70	3,930	109	5.56
Credit cards	920	46	10.12	1,032	56	10.89
Consumer indirect loans	4,288	69	3.25	4,756	91	3.84
Total consumer loans	29,641	555	3.77	27,270	603	4.44
Total loans	100,777	1,789	3.58	102,058	2,021	3.98
Loans held for sale	1,574	22	2.74	2,174	40	3.71
Securities available for sale (b), (e)	31,841	263	1.66	20,960	250	2.46
Held-to-maturity securities (b)	6,818	90	2.63	9,575	118	2.47
Trading account assets	842	10	2.35	913	13	2.73
Short-term investments	17,670	11	0.13	4,828	13	0.52
Other investments (e)	618	4	1.21	643	1	0.34
Total earning assets	160,140	2,189	2.75	141,151	2,456	3.51
Allowance for loan and lease losses	(1532)			(1255)
Accrued income and other assets	16,463			15,268
Discontinued assets	668			815
Total assets	$175,739			$155,979
Liabilities
NOW and money market deposit accounts	$82,717	20.05		$71,009	168.47
Savings deposits	6,533	1.03		4,893	1.04
Certificates of deposit ($100,000 or more)	2,390	10.85		5,630	58	2.08
Other time deposits	2,766	6.48		4,617	38	1.67
Total interest-bearing deposits	94,406	37.08		86,149	265.62
Federal funds purchased and securities sold under repurchase agreements	247	—	.03	1,122	6	1.05
Bank notes and other short-term borrowings	811	4.89		2,135	10.90
Long-term debt (f), (g)	12,402	114	1.87	12,698	161	2.62
Total interest-bearing liabilities	107,866	155.29		102,104	442.87
Noninterest-bearing deposits	46,638			33,004
Accrued expense and other liabilities	3,048			2,604
Discontinued liabilities (g)	668			815
Total liabilities	158,220			138,527
Equity
Key shareholders’ equity	17,519			17,452
Noncontrolling interests	—			—
Total equity	17,519			17,452
Total liabilities and equity	$175,739			$155,979
Interest rate spread (TE)			2.46%			2.64%
Net interest income (TE) and net interest margin (TE)		2,035	2.56%		2,014	2.88%
TE adjustment (b)		13			15
Net interest income, GAAP basis		$2,022			$1,999

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the six months ended June 30, 2021, and June 30, 2020, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $129 million and $140 million of assets from commercial credit cards for the six months ended June 30, 2021, and June 30, 2020, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Noninterest Expense
(dollars in millions)

	Three months ended			Six months ended
	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
Personnel (a)	$623	$624	$572	$1,247	$1,087
Net occupancy	75	76	71	151	147
Computer processing	71	73	56	144	111
Business services and professional fees	51	50	49	101	93
Equipment	25	25	25	50	49
Operating lease expense	31	34	34	65	70
Marketing	31	26	24	57	45
Intangible asset amortization	14	15	18	29	35
Other expense	155	148	164	303	307
Total noninterest expense	$1,076	$1,071	$1,013	$2,147	$1,944
Average full-time equivalent employees (b)	17,157	17,086	16,646	17,122	16,587
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Six months ended
	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
Salaries and contract labor	$321	$320	$332	$641	$648
Incentive and stock-based compensation	210	196	162	406	264
Employee benefits	92	107	76	199	168
Severance	—	1	2	1	7
Total personnel expense	$623	$624	$572	$1,247	$1,087

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Loan Composition
(dollars in millions)

				Percent change 6/30/2021 vs
	6/30/2021	3/31/2021	6/30/2020	3/31/2021	6/30/2020
Commercial and industrial (a)	$50,672	$52,486	$58,297	(3.5)%	(13.1)%
Commercial real estate:
Commercial mortgage	12,965	12,702	13,465	2.1	(3.7)
Construction	2,132	2,122	1,919	.5	11.1
Total commercial real estate loans	15,097	14,824	15,384	1.8	(1.9)
Commercial lease financing (b)	4,061	4,104	4,524	(1.0)	(10.2)
Total commercial loans	69,830	71,414	78,205	(2.2)	(10.7)
Residential — prime loans:
Real estate — residential mortgage	12,131	10,300	8,149	17.8	48.9
Home equity loans	9,047	9,158	9,782	(1.2)	(7.5)
Total residential — prime loans	21,178	19,458	17,931	8.8	18.1
Consumer direct loans	5,049	4,862	4,327	3.8	16.7
Credit cards	923	909	974	1.5	(5.2)
Consumer indirect loans	3,750	4,283	4,722	(12.4)	(20.6)
Total consumer loans	30,900	29,512	27,954	4.7	10.5
Total loans (c), (d)	$100,730	$100,926	$106,159	(.2)%	(5.1)%
(a)Loan balances include $135 million, $126 million, and $132 million of commercial credit card balances at June 30, 2021, March 31, 2021, and June 30, 2020, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $19 million, $21 million, and $18 million at June 30, 2021, March 31, 2021, and June 30, 2020, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $636 million at June 30, 2021, $675 million at March 31, 2021, and $780 million at June 30, 2020, related to the discontinued operations of the education lending business.
(d)Accrued interest of $225 million, $241 million, and $225 million at June 30, 2021, March 31, 2021, and June 30, 2020, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 6/30/2021 vs
	6/30/2021	3/31/2021	6/30/2020	3/31/2021	6/30/2020
Commercial and industrial	$233	$1,175	$419	(80.2)%	(44.4)%
Real estate — commercial mortgage	1,073	837	1,107	28.2	(3.1)
Commercial lease financing	—	—	—	N/M	N/M
Real estate — residential mortgage	231	236	250	(2.1)	(7.6)
Consumer direct loans	—	48	231	N/M	N/M
Total loans held for sale	$1,537	$2,296	$2,007	(33.1)%	(23.4)%
N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	2Q21	1Q21	4Q20	3Q20	2Q20
Balance at beginning of period	$2,296	$1,583	$1,724	$2,007	$2,143
New originations	3,573	4,010	3,835	3,282	3,621
Transfers from (to) held to maturity, net	(71)	83	(24)	75	(15)
Loan sales	(4,195)	(3,303)	(3,932)	(3,583)	(3,679)
Loan draws (payments), net	(27)	(73)	(19)	(57)	(61)
Valuation and other adjustments	(39)	(4)	—	—	(2)
Balance at end of period	$1,537	$2,296	$1,583	$1,724	$2,007

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Six months ended
	6/30/2021	3/31/2021	6/30/2020	6/30/2021	6/30/2020
Average loans outstanding	$100,814	$100,728	$107,941	$100,777	$102,058
Allowance for loan and lease losses at the end of the prior period	$1,438	$1,626	$1359	$1,626	$900
Cumulative effect from change in accounting principle (a)	—	—	—	—	204
Allowance for loan and lease losses at the beginning of the period	1,438	1,626	1,359	1,626	1,104
Loans charged off:
Commercial and industrial	41	73	71	114	351

Real estate — commercial mortgage	4	35	2	39	19
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	4	35	2	39	19
Commercial lease financing	—	4	4	4	35
Total commercial loans	45	112	77	157	405
Real estate — residential mortgage	1	—	2	1	2
Home equity loans	4	2	2	6	11
Consumer direct loans	7	8	10	15	37
Credit cards	9	6	12	15	39
Consumer indirect loans	5	7	7	12	28
Total consumer loans	26	23	33	49	117
Total loans charged off	71	135	110	206	522
Recoveries:
Commercial and industrial	32	8	5	40	34

Real estate — commercial mortgage	6	1	—	7	3
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	6	1	—	7	3
Commercial lease financing	—	1	1	1	1
Total commercial loans	38	10	6	48	38
Real estate — residential mortgage	—	1	—	1	1
Home equity loans	1	1	1	2	7
Consumer direct loans	2	2	2	4	7
Credit cards	3	2	2	5	8
Consumer indirect loans	5	5	3	10	18
Total consumer loans	11	11	8	22	41
Total recoveries	49	21	14	70	78
Net loan charge-offs	(22)	(114)	(96)	(136)	(443)
Provision (credit) for loan and lease losses	(196)	(74)	445	(270)	965
Allowance for loan and lease losses at end of period	$1,220	$1,438	$1,708	$1,220	$1,626

Liability for credit losses on lending-related commitments at the end of the prior period	$178	$197	$161	$197	$68
Liability for credit losses on contingent guarantees at the end of the prior period	—	—	—	—	7
Cumulative effect from change in accounting principle (a), (b)	—	—	—	—	66
Liability for credit losses on lending-related commitments at beginning of period	178	197	161	197	141
Provision (credit) for losses on lending-related commitments	(26)	(19)	37	(45)	56
Liability for credit losses on lending-related commitments at end of period (c)	$152	$178	$198	$152	$197

Total allowance for credit losses at end of period	$1,372	$1,616	$1,906	$1,372	$1,823

Net loan charge-offs to average total loans	.09%	.46%	.36%	.27%	.35%
Allowance for loan and lease losses to period-end loans	1.21	1.42	1.61	1.21	1.61
Allowance for credit losses to period-end loans	1.36	1.60	1.80	1.36	1.80
Allowance for loan and lease losses to nonperforming loans	175.8	197.5	224.7	175.8	224.7
Allowance for credit losses to nonperforming loans	197.7	222.0	250.8	197.7	250.8

Discontinued operations — education lending business:
Loans charged off	$1	1	$2	$2	$5
Recoveries	—	1	2	1	5
Net loan charge-offs	$(1)	—	$—	(1)	$(1)
(a)The cumulative effect from change in accounting principle relates to the January 1, 2020, adoption of ASU 2016-13.
(b)Six months ended June 30, 2020, excludes $4 million related to the provision for other financial assets as a result of the change in accounting principle.
(c)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	2Q21	1Q21	4Q20	3Q20	2Q20
Net loan charge-offs	$22	$114	$135	$128	$96
Net loan charge-offs to average total loans	.09%	.46%	.53%	.49%	.36%
Allowance for loan and lease losses	$1,220	$1,438	$1,626	$1,730	$1,708
Allowance for credit losses (a)	1,372	1,616	1,823	1,938	1,906
Allowance for loan and lease losses to period-end loans	1.21%	1.42%	1.61%	1.68%	1.61%
Allowance for credit losses to period-end loans	1.36	1.60	1.80	1.88	1.80
Allowance for loan and lease losses to nonperforming loans	175.8	197.5	207.1	207.4	224.7
Allowance for credit losses to nonperforming loans	197.7	222.0	232.2	232.4	250.8
Nonperforming loans at period end	$694	$728	$785	$834	$760
Nonperforming assets at period end	738	790	937	1,003	951
Nonperforming loans to period-end portfolio loans	.69%	.72%	.78%	.81%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.73	.78	.92	.97	.89
(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Commercial and industrial	$355	$387	$385	$459	$404

Real estate — commercial mortgage	66	66	104	104	91
Real estate — construction	—	—	—	1	1
Total commercial real estate loans	66	66	104	105	92
Commercial lease financing	7	8	8	6	9
Total commercial loans	428	461	497	570	505
Real estate — residential mortgage	99	95	110	96	89
Home equity loans	146	148	154	146	141
Consumer direct loans	4	5	5	3	3
Credit cards	3	3	2	2	2
Consumer indirect loans	14	16	17	17	20
Total consumer loans	266	267	288	264	255
Total nonperforming loans	694	728	785	834	760
OREO	9	12	100	105	112
Nonperforming loans held for sale	32	47	49	61	75
Other nonperforming assets	3	3	3	3	4
Total nonperforming assets	$738	$790	$937	$1,003	$951
Accruing loans past due 90 days or more	74	92	86	73	87
Accruing loans past due 30 through 89 days	190	191	241	336	419
Restructured loans — accruing and nonaccruing (a)	334	376	363	306	310
Restructured loans included in nonperforming loans (a)	177	192	229	168	166
Nonperforming assets from discontinued operations — education lending business	5	5	5	6	7
Nonperforming loans to period-end portfolio loans	.69%	.72%	.78%	.81%	.72%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.73	.78	.92	.97	.89
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	2Q21	1Q21	4Q20	3Q20	2Q20
Balance at beginning of period	$728	$785	$834	$760	$632
Loans placed on nonaccrual status	186	196	300	387	293
Charge-offs	(74)	(135)	(160)	(150)	(111)
Loans sold	(10)	(13)	(9)	(6)	(5)
Payments	(92)	(37)	(83)	(83)	(29)
Transfers to OREO	—	(3)	(3)	—	—
Transfers to nonperforming loans held for sale	—	—	—	—	—
Loans returned to accrual status	(44)	(65)	(94)	(74)	(20)
Balance at end of period	$694	$728	$785	$834	$760

KeyCorp Reports Second Quarter 2021 Profit
July 20, 2021

Line of Business Results
(dollars in millions)

						Percentage change 2Q21 vs.
	2Q21	1Q21	4Q20	3Q20	2Q20	1Q21	2Q20
Consumer Bank
Summary of operations
Total revenue (TE)	$854	$867	$899	$866	$835	(1.5)%	2.3%
Provision for credit losses	(70)	(23)	(5)	(3)	155	(204.3)	145.2
Noninterest expense	584	601	606	567	552	(2.8)	5.8
Net income (loss) attributable to Key	259	220	228	231	98	17.7	164.3
Average loans and leases	40,598	39,249	39,455	38,476	37,300	3.4	8.8
Average deposits	88,412	85,033	82,854	82,836	79,235	4.0	11.6
Net loan charge-offs	34	36	28	23	40	(5.6)	(15.0)
Net loan charge-offs to average total loans	.34%	.37%	.28%	.24%	.43%	(8.1)	(20.9)
Nonperforming assets at period end	$274	$345	$374	$353	$332	(20.6)	(17.5)
Return on average allocated equity	28.74%	26.10%	25.95%	26.44%	11.50%	10.1	149.9

Commercial Bank
Summary of operations
Total revenue (TE)	$874	$859	$923	$813	$879	1.7%	(.6)%
Provision for credit losses	(131)	(67)	44	150	326	95.5	(120.6)
Noninterest expense	451	443	498	447	441	1.8	2.3
Net income (loss) attributable to Key	434	384	311	174	106	13.0	309.4
Average loans and leases	59,953	61,221	62,016	66,264	70,336	(2.1)	(14.8)
Average loans held for sale	1,341	1,237	1,285	1,383	2,012	8.4	(33.3)
Average deposits	54,814	51,894	52,489	51,585	47,954	5.6	14.3
Net loan charge-offs	9	78	108	103	57	(88.5)	(84.2)
Net loan charge-offs to average total loans	.06%	.52%	.69%	.62%	.33%	N/A	N/A
Nonperforming assets at period end	$464	$441	$558	$645	$616	5.2	(24.7)
Return on average allocated equity	20.79%	17.45%	23.87%	13.43%	8.66%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful